UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Chipotle Mexican Grill, Inc. held its annual meeting of shareholders on May 15, 2014. At the annual meeting, shareholders voted on the matters set forth below. The final voting results were as follows:

(1)	Election of directors:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
John Charlesworth	25,206,634	621,451	__	2,314,998
Monty Moran	25,458,387	369,698	__	2,314,998
Kimbal Musk	25,504,327	323,758	__	2,314,998

(2)	An advisory vote to approve the compensation of our executive officers as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,028,920	19,767,860	31,305	2,314,998

(3)	Ratification of the appointment of Ernst & Young LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,357,891	737,888	47,304	__

(4)	Proposal to approve the Chipotle Mexican Grill, Inc. Amended and Restated 2011 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,592,902	14,207,440	27,743	2,314,998

(5) An advisory vote on a shareholder proposal requesting that we issue an annual sustainability report meeting specified criteria:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,980,248	15,342,761	3,505,076	2,314,998

(6)	An advisory vote on a shareholder proposal requesting that we eliminate supermajority voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,536,508	6,260,524	31,053	2,314,998

Item 8.01 Other Events.

On May 15, 2014, the independent directors of Chipotle’s Board of Directors appointed Jeff Kindler to serve as Lead Director of the Board. A description of the roles and responsibilities of the Lead Director is included in the Chipotle Mexican Grill, Inc. Corporate Governance Guidelines, available at http://ir.chipotle.com/phoenix.zhtml?c=194775&p=irol-govGuidelines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

May 16, 2014	By:	/s/ Monty Moran
		Name:	Monty Moran
		Title:	Co-Chief Executive Officer